UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

GREAT WESTERN LAND AND RECREATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

7373 North Scottsdale Road, Suite C140, Scottsdale, Arizona 85253
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (480) 949-6007

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

GREAT WESTERN LAND AND RECREATION, INC.

FORM 8-K

CURRENT REPORT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

(a) On March 31, 2005, the Registrant sold 2,454 shares of Series D Callable Cumulative Convertible Preferred Stock (the “Series D Shares”) and 2,035 shares of Series E Callable Cumulative Preferred Stock (the “Series E Shares”).

(c) The Series D Shares and the Series E Shares were exchanged as partial payment for parcels of land that were purchased by the Company. The Series D Shares were valued at $245,400 towards the purchase price of land. The Series E Shares were valued at $203,500 towards the purchase price of land.

(d) The offer and sale of the Series D Shares and Series E Shares were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

(e) The Series D Shares and the Series E Shares, together with any unpaid accumulated dividends, are convertible into common stock of the Company at a conversion rate equal to the average of the reported closing price on the market where the stock is traded over the five working days before the Issuance Date and the five working days after the Issuance Date, as such price is reported on Yahoo; provided, however, that the conversion price shall not be less than $0.50 per share and not more than $1.25 per share. Both the Series D Shares and the Series E Shares were issued on March 31, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2005	GREAT WESTERN LAND AND RECREATION, INC.
	By:	/s/ Jay N. Torok
Jay N. Torok, Chairman